Exhibit 99.1

FOR IMMEDIATE RELEASE

December 16, 2008

Liberty Media Corporation Announces Greg Maffei, President and CEO of Liberty Media to Host Conference Call

ENGLEWOOD, Colo., Dec. 16 /PRNewswire-FirstCall/ — Liberty Media Corporation (Nasdaq: LCAPA, LINTA, LMDIA) announced it will host a conference call in conjunction with Deutsche Bank, beginning at 10:00 am (ET) on December 17, 2008. On that call, Greg Maffei, President and CEO of Liberty Media, will discuss the recent announcement to split-off a majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock (LMDIA, LMDIB).  The split-off would be effected through the distribution of a new asset-backed security in redemption of a portion of the outstanding shares of Liberty Entertainment group tracking stock.  In addition, Mr. Maffei may make observations regarding the company’s financial performance and outlook.

Please call 800-309-8606 or 706-679-0645 (outside USA), pass code 78527271 at least 10 minutes prior to the call so that we can begin promptly at the start time.  You will need a touch-tone telephone to ask questions.  Questions will be registered automatically and queued in the proper sequence.

Replays of the call can be accessed by dialing 800-642-1687 or 706-645-9291 (outside USA), pass code 78527271.  The replay will be available from December 19th through the 26th, 2008.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding our expected split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group.  These forward looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release.  Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the split-off company or any of the Liberty Media tracking stocks.  The offer and sale of shares in the proposed split-off will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding Liberty’s (and, if formed, Entertainment’s) directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group, which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group, which includes Liberty’s interests in the DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group, which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including our subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.  For more information, please see http://www.libertymedia.com.

Source:  Liberty Media Corporation

Contact:  Courtnee Ulrich, 720-875-5420